Exhibit (21)



HILCOAST DEVELOPMENT CORP.

List of Subsidiaries



               NewCen Communities, Inc.

               NewCen Golf Course, Inc.

               NewCen Maintenance, Inc.

               Flamingo Precast, Inc.

               Century Village Real Estate, Inc.

               Boca Admin, Inc.

               Lyons Properties, Inc.

               Lyons Centers, Inc.

               Hilcoast Advisory Services, Incc.

               C.V.P. Community Center, Inc.

               VLX Properties, Inc.

               Pines Master Management, Inc.

               Hilcoast Title Insurance Agency, Inc.

               NewCen Electric, Inc.